As Filed with the Securities			Registration No.33- ______
and Exchange Commission on
February 25, 2005.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

The Exploration Company of Delaware, Inc.

(Exact name of issuer as specified in its charter)

Delaware			84-0793089

(State or other jurisdiction of			(I.R.S. Employer
incorporation or organization)			Identification Number)

500 North Loop 1604 East, Suite 250, San Antonio, Texas			78232

(Address of Principal Executive Office)			(Zip Code)

1995 Flexible Incentive Plan

(Full title of the Plan)

James E. Sigmon
500 North Loop 1604 East, Suite 250, San Antonio, Texas 78232

(Name and address of agent for service)

(210) 496-5300

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Proposed
Title of		Proposed	maximum
securities to	Amount to be	maximum offering	aggregate	Amount of
be registered	registered	price per unit	offering price	registration fee

Common Stock
$.0l par value	586,751 (1)	$5.14 (2)	$3,015,900 (2)	$354.97 (2)

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(1) Pursuant to Rule 413 of the Securities Act of 1933, this Registration Statement is filed to register additional securities (586,751 shares) of the same class as other securities (2,214,305 shares) for which Registration Statements filed on this form on November 25, 1996, and on May 10, 2002, and of December 15, 2003, relating to the same employee benefit plan, is effective. This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the plan in the event of Common Stock dividends, Common Stock splits, mergers, reorganizations, split-ups, combinations, recapitalizations or other changes in Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), and based upon the average of the high and low sales price of the Registrant's Common Stock reported on the Nasdaq Small-Cap Market on February 22, 2005, within five (5) business days prior to the filing of this Registration Statement.

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PART I	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

This information is omitted pursuant to Rule 428(a)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act").

Item 2.	Registrant Information and Employee Plan Annual Information

This information is omitted pursuant to Rule 428(a)(1) of the 1933 Act.

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference: Item 2, "Description of Registrant's Securities to be Registered," on Form 8-A dated February 1, 1980; Annual Report on Form 10-K for the fiscal year ended December 31, 2003; Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004; the Registrant's Current Reports on Form 8-K, as filed on May 20, 2004 (Item 5), October 6 and 19, 2004 (Item 8.01), December 17, 2004 (Items 1.01 and 1.02), and February 16, 2005 (Items 1.01 and 2.01); the Registration Statement on Form S-8 filed on November 25, 1996, including without limitation, The 1995 Flexible Incentive Plan attached as Exhibit 4.3 thereto (the "Plan"); the Registration Statement on Form S-8 filed on May 10, 2002; and the Registration Statement on Form S-8 filed on December 15, 2003.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4.	Description of Securities

Non-applicable.

Item 5.	Interests of Named Experts and Counsel

Non-applicable.

Item 6.	Indemnification of Directors and Officers

The Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law and its Certificate of Incorporation.

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     The Company's Certificate of Incorporation eliminates liability of the Company's directors for monetary damages for breaches of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

     The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed

Non-applicable.

Item 8.	Exhibits

23.1 Consent of Independent Public Accountants.
23.2 Consent of Counsel.

     The undersigned Registrant hereby undertakes that the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set

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forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                   (2)         That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13a or Section 15d of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15d of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sooner given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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     (d)   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

                   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 24, 2005.

REGISTRANT:

THE EXPLORATION COMPANY OF DELAWARE, INC.

By: /s/ James E. Sigmon

James E. Sigmon, President

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

February 24, 2005	By:	/s/ Stephen M. Gose, Jr.

Date		Stephen M. Gose, Jr., Chairman of the Board of Directors

February 24, 2005	By:	/s/ James E. Sigmon

Date		James E. Sigmon, President, Chief Executive Officer and Director

February 24, 2005	By:	/s/ Michael Pint

Date		Michael Pint, Director

February 24, 2005	By:	/s/ Alan L. Edgar

Date		Alan L. Edgar, Director

February 24, 2005	By:	/s/ Thomas H. Gose

Date		Thomas H. Gose, Director

February 24, 2005	By:	/s/ Robert L. Foree, Jr.

Date		Robert L. Foree, Jr., Director

February 24, 2005	By:	/s/ Charles W. Yates, III

Date		Charles W. Yates, III, Director

February 24, 2005	By:	/s/ P. Mark Stark

Date		P. Mark Stark, Chief Financial Officer and Vice-President

February 24, 2005	By:	/s/ Richard A. Sartor

Date		Richard A. Sartor, Controller

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